                      MUTUAL RELEASE & NONCOMPETITION AGREEMENT


     This Mutual Release & Noncompetition Agreement ("Agreement") is entered into effective the 1st day of September, 1998, by and between Larry A. Rasmusson ("Rasmusson") and Oxboro Medical International, Inc. ("Company").

                                      RECITALS

     A. Rasmusson is the Chief Executive Officer and Chief Financial Officer of the Company and is the President, Treasurer and Secretary of Oxboro Outdoors, Inc. ("Outdoors"), a wholly owned subsidiary of Company. The Company, Outdoors and Rasmusson have entered into the following agreements:

          1. An Employment Agreement between the Company and Rasmusson dated April 1, 1993, as amended ("Employment Agreement");

          2. A Consulting Agreement between the Company and Rasmusson dated November 1, 1995, as amended ("Consulting Agreement");

          3. An Exclusive License Agreement between the Company and Rasmusson dated effective as of April 1, 1990, as amended ("License Agreement");

          4. An Exclusive License and Royalty Agreement between Outdoors and Rasmusson dated effective as of April 17, 1993, as amended ("Royalty Agreement");

          5. A Non-Qualified Stock Option from the Company to Rasmusson effective August 17, 1995 for 80,364 shares, of which 20,364 shares remained unexercised on January 14, 1998;

          6. A Stock Option Exercise and Loan Agreement, a Secured Promissory Note and Instruments Security Agreement between the Company and Rasmusson with respect to said 20,364 shares dated January 15, 1998;

          7. Two Non-Qualified Stock Options from the Company to Rasmusson dated October 1, 1997, each for 100,000 shares, which options were exercised on January 15, 1998; and

          8. A Stock Option Exercise and Loan Agreement, Secured Promissory Note and Instruments Security Agreement between the Company and Rasmusson with respect to said 200,000 shares dated January 15, 1998.

     B. The Employment Agreement, as amended, terminates as of October 1, 1999. The Company and Rasmusson desire to effect an earlier termination date of the Employment Agreement as provided herein.

     C. The Consulting Agreement is to take effect on and as of the effective date of the termination of the Employment Agreement. The Company and Rasmusson desire to effect an amendment to the Consulting Agreement as provided herein.

     D. Company and Rasmusson desire the License Agreement, as previously amended, to continue in full force and effect and remain unchanged and unaffected by this Agreement.

     E. Outdoors and Rasmusson desire to further amend the Royalty Agreement as provided herein.

     F. Company and Rasmusson desire to rescind the Stock Option Exercise and Loan Agreement, Secured Promissory Note and Instruments Security Agreement for the 20,364 shares as provided herein.

     G. Company and Rasmusson desire to rescind the Stock Option Exercise and Loan Agreement, the Secured Promissory Note and the Instruments Security Agreement which relate to the two 100,000 share Non-Qualified Stock Option Agreements, and to rescind one of said

Non-Qualified Stock Option Agreements and to revise the remaining
Non-Qualified Stock Option Agreement, as provided herein.

     H. In addition to the above, Rasmusson and Company wish to resolve any and all claims arising out of or having to do with Rasmusson's employment by the Company and/or Outdoors and/or serving the Company and Outdoors as an officer, director, consultant, agent or representative. Both Rasmusson and Company hereby specifically agree and acknowledge that good and sufficient consideration exists for the terms and conditions of this Mutual Release & Noncompetition Agreement as set forth below.

                                TERMS AND CONDITIONS

     The parties hereto agree as follows:

     1. EMPLOYMENT AGREEMENT. Effective as of 12:01 a.m., September 1, 1998, the Employment Agreement is and shall be terminated, including, but not limited to, the First, Second and Third Amendments to the Employment Agreements, whereupon the 360,000 shares of Common Stock of the Company issued to Rasmusson in Escrow pursuant to the Third Amendment shall be endorsed over to the Company by Rasmusson and shall be cancelled by the Company. However, Section III entitled "Covenant Not to Compete" and Section IV entitled "Confidential Nature of the Company's Business - Non-Disclosure" in the Employment Agreement shall continue in full force and effect for a period of twenty-four (24) months from and after September 1, 1998; however, if Harley Haase is employed, engaged or retained, directly or indirectly, by the Company during said 30 month period, then the remaining term of such Covenant Not to Compete shall be waived. Further, Rasmusson may keep a copy of memos and other written correspondence written by and to him subject to the above-referenced confidentiality obligation. In consideration of the early termination of the Employment

Agreement, and in consideration of the non-disclosure and noncompete provisions, the Company shall pay to Rasmusson $150,000.00 in twenty-four
(24) equal monthly installments of $6,250.00 beginning September, 1998. The Company shall make these monthly payments to Rasmusson by placing a check in the United States mail on the first payroll date of every month during this twenty-four-month period, so long as Rasmusson is not in violation of any of the terms and conditions of said Sections III and/or IV of the Employment Agreement, as amended. The Company's obligation to Rasmusson hereunder shall be secured by a second mortgage on the Company's land and building located at 13828 Lincoln Street N.E., Ham Lake, Minnesota. Until the payment obligations set forth in Paragraphs 1 and 2 hereof have been fulfilled, the combined total of the unpaid balances secured by the first mortgage and the second mortgage cannot exceed an amount equal to 80% of the fair market value of land and building described in said mortgages. The fair market value shall be determined by an appraiser appointed or selected by the first mortgagee; however, if Rasmusson disagrees with such appraised value, then he shall appoint or select a second appraiser in a timely manner, and the fair market value shall be the average of the two appraisals. After January 1, 2000, if the Company desires to refinance the subject property while there are unpaid installments, the Company may, subject to Rasmusson's prior written consent, prepay the unpaid installments or provide substitute collateral reasonably satisfactory to Rasmusson]. Until September 1, 1998, Rasmusson shall continue to be paid his full salary and normal benefits under the terms of the Employment Agreement.

     2. CONSULTING AGREEMENT. The Consulting Agreement shall be amended effective as of the date of this Mutual Release & Noncompetition Agreement to reduce the term of the Consulting Agreement to twenty-four (24) months, which twenty-four (24) month period shall commence on the effective date of this Mutual Release & Noncompetition Agreement. In consideration of Rasmusson agreeing to reduce the term of the Consulting Agreement and the performance of his obligations thereunder, the Company hereby agrees to pay Rasmusson consulting fees in a total amount of $485,000.00, which shall be paid in twenty-four (24) equal monthly installments of $20,208.33. The payment of such installments shall commence September 1998, and shall be paid on the first date of each of said twenty-four (24) months. After January 1, 2000, if the Company desires to refinance the subject property while there are unpaid installments, the Company may, subject to Rasmusson's prior written consent, prepay the unpaid installments or provide substitute collateral reasonably satisfactory to Rasmusson. Rasmusson shall not be required to devote more than five (5) days per month of consulting services to the Company. The Consulting Agreement shall be amended pursuant to the terms of Exhibit A attached hereto and made a part hereof consistent with the terms set forth above. The Company's obligation to Rasmusson hereunder shall also be secured by a second mortgage on the Company's land and building located at 13828 Lincoln Street N.E., Ham Lake, Minnesota.

     3. LICENSE AGREEMENT. The License Agreement shall be amended effective as of the date of this Mutual Release & Noncompetition Agreement to provide that the Company has forty-five (45) days to accept or reject products submitted by Rasmusson to the Company as more particularly set forth in the Second Amendment to the License Agreement attached hereto as Exhibit B.

     4. ROYALTY AGREEMENT. The Royalty Agreement shall be amended effective as of the date of this Mutual Release & Noncompetition Agreement
(i) to rescind the Third Amendment to the Royalty Agreement dated February
25, 1998, (ii) to return the 150,000 shares of Common Stock of the Company issued to Rasmusson in escrow pursuant to said Third Amendment, which shares shall thereupon be cancelled by the Company, (iii) to provide for a termination date of the Royalty Agreement at 11:59 p.m. on August 31, 2001, and (iv) to revise the Royalty schedule, all as more particularly set forth in the Fourth Amendment to the Royalty Agreement attached hereto as Exhibit C.

     5. STOCK OPTION EXERCISE AND LOAN AGREEMENTS. The Stock Option Exercise and Loan Agreements, one for 20,364 shares of Common Stock of the Company and the other for 200,000 shares of Common Stock of the Company, both dated January 15, 1998, are hereby rescinded. The Secured Promissory Notes ("Notes"), one in the amount of $30,546 and the other in the amount of $200,000, and the accompanying Instruments Security Agreements for each of the respective Notes, all dated January 15, 1998 are hereby rescinded, including accrual of interest. Rasmusson shall have no obligations under said documents other than to execute Assignments Separate from Certificate with respect to said shares of Common Stock in the form attached hereto as Exhibit D, whereupon said certificates shall be returned to and cancelled by the Company.

     6. DEFERRED NON-QUALIFIED STOCK OPTION. The Deferred Non-Qualified Stock Option granted by the Company to Rasmusson on October 1, 1997 for 100,000 shares of Common Stock of the Company is hereby terminated.

     7. REMAINING NON-QUALIFIED STOCK OPTIONS. The Non-Qualified Stock Option granted by the Company to Rasmusson on August 17, 1995 for 80,364 shares of Common Stock of the Company shall be amended as of the date of the Mutual Release & Noncompetition Agreement with respect to the remaining option for 20,364 shares of Common Stock to provide that the option must be exercised on or before March 31, 1999 by payment in cash or by execution of an interest-free promissory note in the amount of the price secured by the payments due to Rasmusson from the Company, all as more particularly set forth in the First Amendment to the Non-Qualified Stock Option Agreement attached hereto as Exhibit E.

     The Current Non-Qualified Stock Option granted by the Company to Rasmusson on October 1, 1997 for 100,000 shares of Common Stock of the Company shall be amended as of the date of this Mutual Release & Noncompetition Agreement to provide that the option must be exercised on or before March 31, 1999 by payment in cash or by execution of an interest-free promissory note in the amount of the option price secured by the payments due to Rasmusson from the Company, all as more particularly set forth in the First Amendment to the Current Non-Qualified Stock Option Agreement attached hereto as Exhibit F.

     8. TRANSITION PERIOD. During the period not to exceed three months beginning on the date of the termination of Rasmusson's employment with the Company on September 1, 1998 and ending on November 30, 1998 (the "Termination Period"), Rasmusson shall be available to the Company on an as reasonably-requested basis to assist the Company with its management transition and such requested services shall be consistent in scope and concept with Rasmusson's duties and responsibilities while he was employed by the Company; however, such services shall not be deemed to be consulting services as described in Section 2 hereof, and such transition services shall be billed separately. Rasmusson shall be paid a daily fee of $1,079 for an 8-hour day in which he performs such transition services for the Company, at Company's request. It is anticipated that Rasmusson will be requested to work 4 to 5 days a week for the first few weeks, 3 to 4 days a week for the next few weeks and 1 to 2 days a week thereafter. Rasmusson shall submit a statement to the Company for the number of whole days worked no less often than once a month and no more often than once every two weeks. Rasmusson shall be paid within five business days after the Company's receipt of such statement. If Rasmusson moves out of his residence in Andover prior to the expiration of the Transition Period, then the Company shall reimburse Rasmusson for room and board in an amount not to exceed $150.00 per day. Rasmusson shall report to and take direction from the CEO in performing such services.

     9. PAYMENT FOR UNUSED VACATION. Company agrees to pay Rasmusson for his unused and accrued vacation existing as of and paid on September 1, 1998.
 The amount paid to Rasmusson for his unused and accrued vacation shall be determined by multiplying the number of such unused and accrued vacation days by $1,079.00.

     10. MEDICAL AND DENTAL INSURANCE COVERAGE. Company agrees to pay for and maintain medical and dental coverage provided under Company's group medical and dental plan whether as continuation coverage or conversion to individual coverage, as provided under the terms of the plans as amended from time to time, at the same percentage of the total cost for such benefits and on the same terms that the Company provided to Rasmusson and his eligible dependents immediately prior to his termination, until Rasmusson reaches the age of 65, on April 3, 2008, so long as he is retired and not eligible for medical coverage from another employer or, if married, through his spouse's employer. Currently, the Company pays its portion of approximately $105.40 a month for Rasmusson as a single person, and Rasmusson shall continue to pay his portion of approximately $28.00 per month. If during the term of coverage as set forth herein Rasmusson is or becomes married, then the Company's portion shall be the percentage of the premium the Company would pay for a married employee at such time, and Rasmusson's portion shall be the remainder.

     11. SPLIT-DOLLAR LIFE INSURANCE. The Company shall terminate the one million dollar split-dollar life insurance policy contracted for on Rasmusson's life through New England Financial, Policy No. YO 23910 and Rasmusson shall not be required to pay any premium with respect to said policy in calendar year 1998 or thereafter. Any cash value on such policy shall accrue to the Company. With respect to the two $500,000 split-dollar life insurance policies on Rasmusson's life contracted for through New England Financial, Policy Nos. 8681808 and 8731790, those two policies shall be maintained by the Company for so long as Rasmusson pays and maintains his portion of the monthly premiums on said policies in a timely manner, currently in the approximate annual amount of $1,800. If the Company fails to maintain payments and/or terminates either or both of said policies or if the policies cancel or terminate for any reason other than Rasmusson's death, Rasmusson shall receive all of the cash value and/or termination value, including Rasmusson's and the Company's shares, respectively, with respect to said policies pursuant to the records of New England Financial. Upon Rasmusson's death, the benefits under said maintained policies shall be paid out according to the terms of said policies.

     12. ESOP SHARES. Rasmusson shall, pursuant to the ESOP Plan, as amended, maintain the ESOP shares attributable to him prior to the current plan year as part of the Company's Employee Stock Ownership Plan, which currently amount to approximately 10,869 shares. In consideration of the transfer of the 18 1/2 foot Alumacraft boat, 175 horse and 9.9 horse Mercury motors, electronics and accessories, and Spartan Trailer to Rasmusson by or through the Company, Rasmusson hereby releases and waives any right, title and/or interest in and to the ESOP shares attributable or that would have been attributable to Rasmusson in the current plan year.

     13. RASMUSSON'S RELEASE OF COMPANY. For good and valuable consideration, but not limited to, the mutual agreements set forth in this Agreement, the receipt and sufficiency of which consideration Rasmusson expressly acknowledges, Rasmusson, for himself and for each of his heirs, executors, administrators, insurers, employers, attorneys, agents, successors, and assigns, hereby releases and forever discharges Company, and each of its parent and subsidiary corporations, affiliates, predecessors, successors, assigns, insurers, indemnitors, directors, officers, attorneys, employees, agents and representatives, of and from any and all past and present claims, demands, liabilities, judgments, and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or not accrued, which Rasmusson ever had, presently has, claims to have, or claims to have had against Company and its directors as of the effective date of this Agreement, including, without limitation, any claims for payment of wages and commissions; claims for discrimination under the Age Discrimination in Employment Act (the "ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Minnesota Human Rights Act or other federal, state or local civil rights laws based on age or any other protected status; claims for breach of contract; breach of fiduciary duty; fraud or misrepresentation; unpaid wages and benefits; unpaid sick or vacation pay; defamation; intentional or negligent infliction of emotional distress; breach of a covenant of good faith and fair dealing; promissory estoppel; negligence; hostile work environment; wrongful termination of employment; any other claims for unlawful employment practices; or under any other theory, whether legal or equitable, that arose prior to the effective date of this Agreement. Notwithstanding the foregoing, this release specifically excludes any claims Rasmusson may have against the Company for violations of federal and state securities laws as determined by a court of competent jurisdiction and excludes any and all claims or demands Rasmusson may have against the Company or Outdoors for the indemnification of any claims made under Minn. Stat.
Section 302A.521 or Minn. Stat. Section 181.970. This exception to Rasmusson's release is intended to fully and completely preserve and protect Rasmusson's rights to indemnification to the extent provided to him under Minnesota or Federal law, whether such claims are raised by shareholders, employees, governmental agencies, or any other person or entity.

     14. COMPANY'S RELEASE OF RASMUSSON. For good and valuable consideration, including, but not limited to, the mutual agreements set forth in this Agreement, the receipt and sufficiency of which consideration the Company and Outdoors expressly acknowledge, the Company and Outdoors, for themselves and for each of their respective subsidiaries, parents, affiliates, predecessors, successors, assigns, insurers, indemnitors, directors, attorneys, officers, agents and representatives, hereby release and forever discharge Rasmusson his heirs, executors, administrators, insurers, employers, attorneys, agents, successors, and assigns of and from any and all past and present claims, demands, liabilities, judgments, and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or not accrued, direct, indirect, or derivative, which the Company and/or Outdoors ever had, presently have, claim to have, or claim to have had against Rasmusson as of the date this Agreement is executed, but excluding any claims the Company may have against Rasmusson for violations of federal and state securities laws as determined by a court of competent jurisdiction and excluding eligibility issues under Minn. Stat. Section 302A.251, subd. 4; however, until such time that a court of competent jurisdiction has determined that Rasmusson has violated federal and/or state securities laws, the Company shall hold Rasmusson harmless and indemnify and defend Rasmusson, subject to the Company's claim for reimbursement for any and all costs, fees and expenses attributable to Rasmusson in the event of a determination of violations by a court of competent jurisdiction. The Company hereby indemnifies and holds Rasmusson harmless from and against any and all claims by employees of the Company and

Outdoors arising prior to the effective date of this Agreement; however, such indemnification and hold harmless obligation shall not apply to claims against Rasmusson for acts or failure to act which are outside the scope of Rasmusson's authority as an officer and/or director of the Company and/or Outdoors.

     15. NON-DISPARAGEMENT AGREEMENT. Both Rasmusson and the Company agree that they shall make no defamatory (untrue) statements concerning each other to any person, firm, entity, or governmental entity. Any statement made, given or communicated to any governmental or regulatory entity must immediately be communicated to the other party thereto. Any truthful statement made, given or communicated to any governmental entity shall not be deemed to be disparaging.

     16. CONFIDENTIALITY. Rasmusson and the Company agree not to disclose the terms of this Agreement to any person who is not a director, officer, or attorney of the parties; provided, however, that the terms of this Agreement may be disclosed as necessary to satisfy any ordinary tax and accounting reporting requirements or any regulatory requirement, including, but not limited to, the requirements of the SEC, NASD or IRS, or if under oath or subpoena; however, Rasmusson may disclose the general terms and conditions of this Agreement to a prospective employer or consulting client with prior written notice if possible, if not then within twenty-four (24) hours after such disclosure, to the Company and after obtaining an agreement of confidentiality with respect to such information from the prospective employer or client, substantially in the form attached as Exhibit G.

     17. MAINTENANCE OF OTHER AGREEMENTS. The Company and Rasmusson agree that the Royalty Sharing Agreement dated November 21, 1995 ("Royalty Sharing Agreement") between and among the Company, Rasmusson, Outdoors and Haase, and the Consulting and

Royalty Sharing Agreement effective October 9, 1996 between and among Outdoors, Rasmusson and Ralph Jon Fritz, as amended, shall remain in full force and effect according to their terms, and that no party hereto is waiving or releasing any claims under either of these agreements. The breach by Rasmusson of any of the maintained agreements shall not be deemed to be a breach of this Agreement, and such breach shall be governed by the terms and conditions of the agreement under which the breach arises.

     18. RASMUSSON NONRELIANCE. Rasmusson warrants and represents that he has consulted with his attorneys regarding the effect of this Agreement, and that he has executed this Agreement fully aware of its content, purpose and effect, based upon his sole judgment, belief and knowledge, and upon advice of his own attorneys, and that he is not relying on representations or statements made by the Company or by anyone representing the Company, other than those specifically set forth in this Agreement.

     19. COMPANY NONRELIANCE. The Company warrants and represents that it has consulted with its attorneys regarding the effect of this Agreement, and that it has executed this Agreement fully aware of its content, purpose and effect, based upon its sole judgment, belief and knowledge, and upon advice of its own attorneys, and that it is not relying on representations or statements made by Rasmusson or by anyone representing Rasmusson, other than those specifically set forth in this Agreement.

     20. NO ADMISSION OF LIABILITY. Each of the parties to this Agreement agree that neither its content nor its or his entry into this Agreement is to be construed as an admission of liability by it or him, and that each of them expressly denies any such liability.

     21. GOVERNING LAW. The parties of this Agreement agree that the interpretation and effect of this Agreement shall be governed by the laws of the State of Minnesota.

     22. JURISDICTION. The parties to this Agreement hereby consent to the jurisdiction of the District Court, Fourth Judicial District, County of Anoka, State of Minnesota, for the enforcement of any and all provisions of this Agreement, both now or in the future.

     23. INTERPRETATION. Should any of the provisions of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one or more parties hereto by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document, it being acknowledged and agreed that all of the parties and their attorneys have participated in the preparation and review of this Agreement.

     24. COMPLETE AGREEMENT. The parties to this Agreement each agree that this Agreement, including the exhibits hereto, contains the entire agreement between them, and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto as of the date hereof regarding the matters described herein.

     25. MODIFICATIONS AND WAIVERS. No term or provision of this Agreement may be varied, changed, modified, waived or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the variation, change, modification, waiver or termination is sought. The waiver by any party hereto of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provisions or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver at such time or at any future time of such provision or of any other provision hereof.

     26. NOTICE. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given, if mailed, registered or certified, postage prepaid, on the date posted, or if personally delivered, when addressed and delivered to the address indicated below:

     TO RASMUSSON:

     Mr. Larry A. Rasmusson
     1485 - 139th Lane N.W.
     Andover, MN  55304

               WITH COPY TO:

               (ATTORNEY FOR LARRY A. RASMUSSON)

     TO OXBORO:

     Chairman of the Board of Directors
     Oxboro Medical International, Inc.
     13828 Lincoln Street N.E.
     Ham Lake, MN  55304

               WITH COPY TO:

               Thomas Judd
               Moss & Barnett, P.A.
               4800 Norwest Center
               Minneapolis, MN  55402

     27. COMPANY AUTHORITY. The Company represents and warrants that the undersigned representative is duly authorized to execute this Agreement on its behalf and to bind it to the terms of this Agreement.

     28. EXECUTION IN COUNTERPARTS. This Agreement may be signed in any number of counterparts, with the same effect as if the signature thereto were upon the same instrument. Complete sets of counterparts shall be lodged with and delivered to each party to this Agreement.

     29. RASMUSSON RESCISSION RIGHTS. Mr. Rasmusson understands that he has been given a period of 21 days to review and consider this Agreement before signing it. Mr.

Rasmusson further understands that he may use as much or as little of this 21-day periods Mr. Rasmusson wishes prior to signing it. Rasmusson may rescind this Agreement within fifteen (15) calendar days after his execution of this Agreement. To be effective, the rescission must be in writing, and delivered to the Company by hand or mail within the 15-day period. If delivered by mail, the rescission must be (1) postmarked within the 15-day period; (2) properly addressed to the persons set forth in paragraph 28 above; and (3) sent by certified mail, return receipt requested. If Rasmusson exercises his right of rescission, he agrees to return to the Company all payments that may have been made to him under this Agreement, with the exception of any vacation pay.

     30. NON-RELEASE OF FUTURE CLAIMS. This Agreement does not waive or release any rights or claims that Rasmusson may have under the Minnesota Human Rights Act or the Age Discrimination in Employment Act, or any of the Company's benefit plans, which arise after Rasmusson signs this Agreement, or which arise out of acts occurring after he signs this Agreement.


                                       /s/ Larry A. Rasmusson
---------------------------------      ---------------------------------
 Dated:    Sept. 21       , 1998.      Larry A. Rasmusson
       ------------------

---------------------------------
                                       OXBORO MEDICAL INTERNATIONAL, INC.

---------------------------------      By   /s/ Robert S. Garin
                                          -------------------------------
 Dated:    27 Aug.        , 1998.           Its  Chairman of the Board
       ------------------                       -------------------------

---------------------------------

---------------------------------
                                       OXBORO OUTDOORS, INC.

 Dated:    27 Aug.        , 1998       By   /s/ Robert S. Garin
       ------------------                 -------------------------------
                                            Its  Chairman of the Board
                                                -------------------------